Exhibit 5.1

January 30, 2023

Board of Directors

Arch Therapeutics, Inc.

235 Walnut Street, Suite 6

Framingham, MA 01702

Ladies and Gentlemen:

We have acted as special Nevada counsel to Arch Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-268008), as amended by Amendment No. 1 and Amendment No. 2 to the Registration Statement (including any preliminary prospectus and prospectus which is a part thereof, and as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), in connection with the offering of (i) units consisting of (a) up to 2,432,432 shares (the “Offered Shares”), of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (b) Warrants, as hereinafter defined, to purchase up to 2,432,432 shares of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares”), (ii) Underwriter Warrants, as hereinafter defined, to purchase up to 251,757 shares of Common Stock (the shares of Common Stock issuable upon exercise of the Underwriter Warrants are referred to as the “Underwriter Warrant Shares”); and (iii) up to 364,865 shares (the “Option Shares”) of Common Stock and/or warrants to purchase up to 364,865 shares of Common Stock, in the same form as the Warrants (the “Option Warrants”) to be sold upon exercise of the option granted to the underwriters (the shares of Common Stock issuable upon exercise of the Option Warrants are referred to as the “Option Warrant Shares”). The Offered Shares, the Warrants, the Underwriter Warrants, the Option Shares and the Option Warrants will be sold pursuant to an Underwriting Agreement in the form attached to the Registration Statement (the “Agreement”), between the Company and Maxim Group LLC (“Maxim”). The Offered Shares, the Option Shares, the Warrants, the Warrant Shares, the Underwriter Warrants, the Underwriter Warrant Shares, the Option Warrants and the Option Warrant Shares are referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) the form of the warrants to be issued, as a unit, in connection with the Offered Shares (the “Warrants”), (iv) the form of the warrants to be issued to Maxim (the “Underwriter Warrants”), (v) certain resolutions of the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as, the “Board”), relating to the issuance, sale and registration of the Securities (each, a “Resolution” and collectively, the “Resolutions”); (vi) the form of Agreement; and (vii) the Registration Statement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied upon the representations and warranties of the Company contained in the Agreement and those certain documents included as exhibits to the Registration Statement. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

In connection with this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

We have further assumed that prior to issuance of the Offered Shares, the Option Shares, the Warrants, the Underwriter Warrants and the Option Warrants, the Board has approved, in conformity with the Articles of Incorporation and Bylaws, (a) the pricing of each Offered Share, Warrant, Option Share, Option Warrant, and Underwriter Warrant; (b) the terms of the Agreement, the Warrants, the Option Warrants, and the Underwriter Warrants; and (c) the number of Offered Shares and Option Shares to be issued, the number of Warrant Shares to be issued pursuant to the Warrants, the number of Option Warrant Shares to be issued pursuant to the Option Warrants; and the number of Underwriter Warrant Shares to be issued pursuant to the Underwriter Warrants. We note that, based solely upon a review of the Resolutions, the Company has reserved, and assume it will continue to maintain reserved, a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Warrant Shares, the Option Warrant Shares, and the Underwriter Warrant Shares.

We have also assumed that the Agreement, the Warrants, the Option Warrants, and the Underwriter Warrants, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Finally, we have assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; and (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement, free writing prospectus or term sheet.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, as of the date hereof, we are of the opinion that:

1.         When issued and paid for in accordance with the terms of the Registration Statement, the applicable Resolution, and the Agreement, and when stock certificates or book entry positions representing shares of the Common Stock constituting the Offered Shares and the Option Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the Offered Shares and the Option Shares will be validly issued, fully paid and nonassessable.

2.         When issued and paid for in accordance with the terms of the Registration Statement, the applicable Resolution, and the Agreement, the Warrants, the Underwriter Warrants and the Option Warrants will be validly issued.

3.         When issued and paid for in accordance with the terms of the applicable Resolution and the Warrants, and when stock certificates or book entry positions representing the Warrant Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the Warrant Shares will be validly issued, fully paid and nonassessable.

4.         When issued and paid for in accordance with the terms of the applicable Resolution and the Underwriter Warrants, and when stock certificates or book entry positions representing the Underwriter Warrant Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the Underwriter Warrant Shares will be validly issued, fully paid and nonassessable.

5.         When issued and paid for in accordance with the terms of the applicable Resolution and the Option Warrants, and when stock certificates or book entry positions representing the Option Warrant Shares have been duly executed, registered in the books and records of the Company, or delivered, as applicable, the Option Warrant Shares will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/S/ MCDONALD CARANO LLP

MCDONALD CARANO LLP